UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2024
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The AZEK Company Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street, Suite 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 275-2935
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On June 17, 2024, The AZEK Company Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”), pursuant to its previously announced share repurchase program, with Goldman Sachs & Co. LLC (“Goldman Sachs”) to repurchase approximately $50 million of the Company’s Class A common stock (“Class A Common Stock”).
Under the ASR Agreement, the Company will make an aggregate payment of $50 million to Goldman Sachs and will receive an aggregate initial number of approximately 0.9 million shares of Class A Common Stock from Goldman Sachs. The specific number of shares that the Company ultimately will repurchase under the ASR Agreement will be based generally on the average of the daily volume-weighted average price per share of the Class A Common Stock during a repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, Goldman Sachs may be required to deliver additional shares of Class A Common Stock to the Company, or the Company may be required either to make cash payments or deliver shares of Class A Common Stock to Goldman Sachs, at the Company’s election. The ASR Agreement contains customary provisions for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances under which the ASR Agreement may be accelerated, extended or terminated, and various representations and warranties made by the parties to one another. The transaction is expected to be completed no later than August, 2024.
On June 18, 2024, the Company issued a press release announcing that it entered into the ASR Agreement.
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
This report contains or refers to certain forward-looking statements within the meaning of the federal securities laws and subject to the "safe harbor" protections thereunder. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “hope,” "expect," "intend," "will," "target," “anticipate,” "goal" and similar expressions. Projected financial information and performance are forward-looking statements. Other forward-looking statements may include, without limitation, statements with respect to the Company’s liquidity outlook, share repurchase plans and the expected completion date of the ASR. The Company bases its forward-looking statements on information available to it on the date of this report and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under "Risk Factors" and elsewhere in the Company's reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time. Although the Company has attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1	Press release dated June 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: June 18, 2024	By:	/s/ Jesse Singh
Jesse Singh
Chief Executive Officer, President and Director